UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SPO MEDICAL INC.
(Name of Registrant As Specified In Its Charter)

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☐
check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPO MEDICAL INC.
3 Gavish Street,
Kfar Saba, Israel

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is being furnished to all of the shareholders of SPO Medical Inc., a Delaware Corporation (the “Company,” “we” or “us”).  The purpose of this Information Statement is to notify you that the holders of a majority of the outstanding shares of Common Stock of the Company have taken action by written consent to approve an amendment to our certificate of incorporation to increase the aggregate number of authorized shares of our common stock from 50,000,000 to 100,000,000 (the “Increase Amendment”).

The Board of Directors of the Company believes that the Increase Amendment is in the best interest of the Company and its stockholders.

You have the right to receive this notice if you were a stockholder of record of our Common Stock at the close of business on July 13, 2010.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock.   We are not asking you for a proxy and you are requested not to send us a proxy.   The Increase Amendment cannot take effect until 20 calendar days after this Information Statement is first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the holders of a majority of the outstanding shares of Common Stock of the Company.

Sincerely,

/s/Michael Braunold
Michael Braunold
Chief Executive Officer

SPO MEDICAL INC.
3 Gavish Street,
Kfar Saba, Israel

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

The action described below has already been approved by the written consent of holders of a majority of the outstanding shares of the company’s common stock.  A vote of the remaining stockholders is not necessary.

This Information Statement is being mailed on or about August [  ], 2010, to all holders of record of the shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on July 13, 2010 (the “Record Date”), in connection with the adoption of a Certificate of Amendment (the “Increase Amendment”) to the Company’s Certificate of incorporation increasing the number of authorized shares of our Common Stock from 50,000,000 to 100,000,000.  The Increase Amendment has been approved by the written consent of the holders of a majority of the outstanding shares of the Company.

On July 12, 2010, the Company’s Board of Directors unanimously declared the advisability of, and recommended that the stockholders adopt, the Increase Amendment.   On July 13, 2010, the Increase Amendment was adopted by the written consent of holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.  The Board of Directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares entitled to vote upon the Amendments in order to eliminate the costs and management time required to hold a special meeting of the stockholders and to implement the increase in the number of authorized shares in a timely manner.

On July 13, 2010, the day of the approval of the Increase Amendment, there were 25,838,081 shares of our Common Stock issued and outstanding.  Holders representing 12,952,109 shares of our Common Stock (or 50.13%) signed the written consent approving and adopting the Increase Amendment.

The Increase Amendment will become effective on the date it is filed with and accepted by the Delaware Secretary of State.  Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Increase Amendment  may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company as provided above. Accordingly, promptly following the expiration of such 20-day period, we intend to file the Increase Amendment with the Delaware Secretary of State and the increase in the number of authorized shares will become effective on the date of such filing.

All necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Delaware law, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect.  The Company is not seeking written consent from any of its other stockholders.

The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials.  No consideration has been or will be paid to any officer, director or employee of the Company in connection with the Increase Amendment or the preparation and dissemination of this Information Statement and the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of the Record Date, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

	Common Stock Percentage of
Name of Beneficial Owner (1)	Beneficially Owned (2)		Common Stock

Michael Braunold	1,193,922	(3)	4.54%
Jeffrey Feuer (4)	—		—
Israel Sarussi	4,165,776	(5)	15.85%
Pauline Dorfman	175,000	(6)	*
Sidney Braun	175,000	(6)	*

All officers and directors as a group (4 persons)	5,709,698		21.08%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o SPO Medical, Inc., 3 Gavish Street, POB 2454, Kfar Saba, Israel 44425.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3)	Includes 450,000 shares of our Common Stock that are issuable upon exercise of vested options issued under our 2005 Equity Incentive Plan (the "2005 Plan").

(4)	Mr. Feuer resigned from all positions held with out company as of December 24, 2009.

(5)	Comprised of 3,719,393 shares of the Company's Common Stock and 446,383 shares of Common Stock issuable upon exercise of currently exercisable warrants.

(6)
Represents (i) shares issuable upon exercise of currently exercisable options under the Company's 2005 Non-Employee Directors Stock Option Plan (the "2005 Directors Plan") and (ii) warrants to purchase 100,000 shares of our common stock issued in December 2009.

THE INCREASE AMENDMENT

The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to 52,000,000 shares of stock, consisting of 50,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of the Record Date there were 25,838,081 shares of Common Stock issued and outstanding; No Preferred Stock has been issued. As of the Record Date, we have reserved approximately an additional 15.2 million shares of Common Stock in respect of shares issuable upon exercise of warrants and stock options issued to employees, directors, service providers and certain investors.

Subsequent to the Record Date, on July 27, 2010, we issued a total of 1,370,000 restricted shares of our Common Stock in satisfaction of our currently outstanding and due promissory note in the approximate amount of $202,000. In addition, on July 29 2010 we raised aggregate gross proceeds of $438,250 from the private placement of our securities pursuant to which we sold and issued to eight accredited investors an aggregate of 14.61 units (the “Units”) at a purchase price of $30,000 per Unit.  Each Unit is comprised of (i) 200,000 shares of the Company's Common Stock, and (ii) a three-year warrant  to purchase 100,000 shares of the Company’s Common Stock at a per share exercise price of $0.25 per share. In August 2010, we also issued to service providers warrants to purchase up to 400,000 shares of our Common Stock.

Following the issuances above, we have, as of August 19, 2010, only 6,550,027 shares in our pool of authorized and unissued shares of Common Stock available for issuance.  This figure includes 4,631,000 shares of Common Stock which have become available for issuance following our receipt of the consent of the holders of the warrants in respect of which these shares are issuable (the "Waiving Holders")  to waive their right to exercise such warrants, and the accompanying share reservation requirements, until such time as the Increase Amendment becomes effective. Without giving effect to such waivers, we would have only 1,919,027 shares of Common Stock available for issuance as of August 19, 2010.

Adoption of the Increase Amendment will allow our board of directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed. As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

Accordingly, the Board has unanimously approved, and, upon the Board’s recommendation, the holders of the shares of Common Stock representing approximately 50.13% of the shares of Common Stock outstanding on the Record Date, have consented, to the Increase Amendment pursuant to which the number of shares of Common Stock which the Company would be authorized to issue would be increased from 50 million to 100 million. Upon the filing of the Increase Amendment with the Secretary of State of Delaware, the Increase Amendment will become effective. The text of such amendment is attached hereto as APPENDIX A.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

Except to satisfy the share reservation requirements, if any, with respect to the Waiving Holders, the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of the proposed additional shares of Common Stock. The Board believes that the increase in the authorized Common Stock also provides the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, acquisitions, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Once the Increase Amendment is filed, the Board of Directors will be able to issue additional shares of Common Stock in its discretion from time to time, subject to the reservation requirements noted above and any applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock will be issuable for any proper corporate purpose, including future capital-raising transactions involving Common Stock, convertible securities or other equity securities, stock dividends, establishing strategic relationships, and current or future equity compensation plans.

The Increase Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Board. For example, the substantial increase in the number of authorized shares could help management frustrate efforts of shareholders seeking to remove management, could have the effect of limiting shareholder participation in transactions such as merger or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, the board of directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers, or other transactions, even if those transactions are at substantial market premiums and are favored by majority of independent shareholders. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. Except as described in this paragraph and except for the ability of the Board of Directors to fix by resolution the designations, preferences and relative, participating, optional or other special rights of any series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, to the full extent permitted by Delaware law, there are no anti-takeover provisions in the Company’s certificate of incorporation or bylaws and the Company has no plans or proposals to adopt any provisions to its certificate of incorporation or bylaws or enter into other arrangements that may have material anti-takeover consequences.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement.

Dated: August [  ], 2010

By Order of the Board of Directors,

/s/ Michael Braunold	By:
Michael Braunold
Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
SPO MEDICAL INC.

SPO Medical Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.
That, by action by written consent of more than a majority of the Company’s shares outstanding and entitled to vote on the matter, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and adopting such amendment.

2.	That the text of each proposed amendment is as follows:

Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, of which 100,000,000 are shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”).

Common Stock. Subject to the prior or equal rights of any holders of Preferred Stock, the holders of the Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors our of any funds legally available therefore, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation available for distribution, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolutions adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of the Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix, the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidations preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for any issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series as to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman of the Board of Directors and Chief Executive Officer this ___th day of [          ], 2010.

SPO MEDICAL INC.

/s/ Michael Braunold	By:
Michael Braunold
Chief Executive Officer